                                                                EXHIBIT 10.42(a)

Grant #

                              CAREER EQUITY PROGRAM
                         DEFERRED STOCK AWARD AGREEMENT


     This AGREEMENT made as of ((GRANTDATE)), by and between AMR Corporation, a Delaware corporation (the "Corporation"), to ((FIRSTNAME)) ((LASTNAME)) (the "Employee"), employee numBER ((EE)).

     WHEREAS, the stockholders of the Corporation approved the 1998 Long Term Incentive Plan at the Corporation's annual meeting held on May 20, 1998 (such Plan, as may be amended from time to time, to be referenced the "1998 Plan"); and was approved by the shareholders of the Corporation

     WHEREAS, pursuant to the Career Equity Program adopted by the Board of Directors of the Corporation (the "Board"), the Board has determined to make a Career Equity Program grant to the Employee of Deferred Stock (subject to the terms of the l998 Plan and this Agreement), as an inducement for the Employee to remain an employee of the Corporation, and to retain and motivate such Employee during his employment with the Corporation.

     NOW, THEREFORE, the Corporation and the Employee hereby agree as follows:

     l. Grant of Award. The Employee is hereby granted as of ((GRANTDATE1)), (the "Grant Date") a Deferred Stock Award (the "Award"), subject to the terms and conditions hereinafter set forth, with respect to ((SHARES)) shares of Common Stock, $l.00 par value, of the Corporation ("Stock"). The shares of Stock covered by the Award shall vest in accordance with Sections 2, 3, 4, 5, and 6 hereof.

     2. Vesting - Normal Retirement or Early Retirement. Subject to Section 5, in the event of the termination of Employee's employment with the Corporation (or any Subsidiary or Affiliate thereof) on or after the Grant Date due to Normal Retirement (which is defined as retirement from employment with the Corporation, or any Subsidiary or Affiliate thereof, at or after age 60), the shares of Stock covered by the Award shall become fully vested.

     In the event of the termination of the Employee's employment with the Corporation (or any Subsidiary or Affiliate thereof) on or after the Grant Date due to Early Retirement (which is defined as an early retirement from employment with the Corporation, or any Subsidiary or Affiliate thereof, at or after age 55 but before age 60), the shares of stock covered by the Award shall vest in accordance with the following schedule:

                                        Percentage of
                                            Award
        Age                                 Vested
        ---                             --------------
         55                                   85%
         56                                   88%
         57                                   9l%
         58                                   94%
         59                                   97%

     Employee will receive prorata vesting for each full month of employment in partial years.

     Share certificates for the number of shares covered by a vested Award (whether in full or partial) shall be issued and delivered to the Employee on or about the date of Retirement.

     Notwithstanding anything to the contrary contained herein and for the purposes of this Award, in order to be eligible for the benefits hereunder associated with Early Retirement, the recipient must be entitled to receive early retirement pension benefits under the then existing policies of the Corporation, Subsidiary or Affiliate, as applicable.

     3. Vesting - Death or Disability. Subject to Section 5, in the event of the termination of Employee's employment with the Corporation (or any Subsidiary or Affiliate thereof) on or after the Grant Date due to the Employee's death or Disability, the shares of Stock covered by the Award shall vest at a rate of 20% for each full year of employment with the Corporation (or any Subsidiary or Affiliate thereof) after the Grant Date (with pro rata vesting for each full month of employment in partial years). In such case, share certificates for the number of shares so vested shall be issued and delivered to the Employee (or, in the event of the Employee's death, the Employee's designated beneficiary for purposes of the Award, or in the absence of an effective beneficiary designation, the Employee's estate) within 60 days after the Employee's death or Disability.

     4. Vesting - Termination Not for Cause. If the Employee's employment with the Corporation (or any Subsidiary or Affiliate thereof) is terminated on or after the Grant Date by the Corporation (or any Subsidiary or Affiliate thereof) other than pursuant to Section 5, the shares of Stock covered by the Award shall vest at a rate of l0% for each full year of employment with the Corporation (or any Subsidiary or Affiliate thereof) after the Grant Date (with pro rata vesting for each full month of employment in partial years); provided, that no shares of Stock shall vest under this Section 4 if the Employee has not been employed for at least one full year after the Grant Date. Share certificate(s) for the number of shares that vest pursuant to this

Section 4 shall be issued and delivered to the Employee (i)in five equal annual installments with the first installment being made one year after the date of such termination or (ii) in one share certificate, to be issued within 90 days of the date of such termination, in each case, at the option of the Corporation; provided, however, that in the event of such termination, vesting of the shares under the Award as provided herein may be predicated upon the Employee agreeing to such terms and conditions as required by the Corporation, including, but not limited to, non-competition and non-disclosure agreements.

     5. Vesting - Termination for Cause; Other. In the event that (a) the Employee's employment with the Corporation (or any Subsidiary or Affiliate thereof) is terminated for Cause; or (b) the Employee terminates his employment with the Corporation, or any Subsidiary or Affiliate thereof, (other than for reasons of Retirement or Disability); or c) the Employee becomes an employee of a Subsidiary that is not wholly owned, directly or indirectly, by the Corporation; or (d) the Employee takes a leave of absence without reinstatement rights, unless otherwise agreed in writing between the Corporation and the Employee; or (e) the Employee is no longer a management level employee at the time his/her employment with the Corporation (or any Subsidiary or Affiliate thereof)is terminated, then all shares of Stock covered by the Award shall be forfeited.

     6. Vesting - Change in Control; Potential Change in Control. In the event of a Change in Control or Potential Change in Control of the Corporation, shares under the Award shall vest in accordance with the l998 Plan or its successor.

     7. Elective Deferrals. At any time at least l2 months prior to the date of the Employee's Retirement, the Employee may elect in writing, subject to approval by the Corporation, to voluntarily defer the receipt of the shares of Stock covered by the Award for a specified additional period beyond the date of the Employee's termination of employment (the "Elective Deferral Period"). Any shares deferred pursuant to this Section 7 shall be issued to the Employee within 60 days after the end of the Elective Deferral Period. In the event of the death of the Employee during the Elective Deferral Period, the shares so deferred shall be issued to the Employee's designated Beneficiary (or to the Employee's estate, in the absence of an effective beneficiary designation) within 60 days after the Board receives written notification of death.

     8. Transfer Restrictions. This Award is non-transferable otherwise than by will or by the laws of descent and distribution, and may not otherwise be assigned, pledged or hypothecated and shall not be subject to execution, attachment or similar process. Upon any attempt by the Employee (or the

Employee's successor in interest after the Employee's death) to effect any such disposition, or upon the levy of any such process, the Award shall immediately become null and void, at the discretion of the Board.

     9. Miscellaneous. This Agreement (a) shall be binding upon and inure to the benefit of any successor of the Corporation, (b) shall be governed by the laws of the State of Texas and any applicable laws of the United States, and (c) may not be amended without the written consent of both the Corporation and the Employee. No contract or right of employment shall be implied by this Agreement. If this Award is assumed or a new award is substituted therefore in any corporate reorganization, employment by such assuming or substituting corporation or by a parent corporation or subsidiary or affiliate thereof shall be considered for all purposes of this Award to be employment by the Corporation. In the event Employee does not forward to the Corporation, within the applicable period, required taxes with respect to any Award distributed pursuant to this Agreement, the Corporation may withhold from any payments to be made to the Employee by the Corporation (or any Subsidiary or Affiliate thereof), an amount(s) equal to such taxes.

     l0. Securities Law Requirements. The Corporation shall not be required to issue shares pursuant to this Award unless and until (a) such shares have been duly listed upon each stock exchange on which the Corporation's Stock is then registered; and (b) a registration statement under the Securities Act of l933 with respect to such shares is then effective.

     The Board may require the Employee to furnish to the Corporation, prior to the issuance of any shares of Stock in connection with this Award, an agreement, in such form as the Board may from time to time deem appropriate, in which the Employee represents that the shares acquired by him under the Award are being acquired for investment and not with a view to the sale or distribution thereof.

     ll. Incorporation of l998 Plan Provisions. This Agreement is made pursuant to the l998 Plan and is subject to all of the terms and provisions of the l998 Plan as if the same were fully set forth herein. Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the l998 Plan.

     l2. Participation in Long-Term Incentive Plans. If at the time of i) Employee's Retirement from the Corporation (or any Subsidiary or Affiliate thereof) or ii), the termination of Employee's employment with the Corporation (or any Subsidiary or Affiliate thereof) for reasons contemplated by Sections 3 or 4, the Employee has received payment(s) under the terms of a long-term incentive plan(s) adopted by any Subsidiary or Affiliate of the Corporation, the Employee agrees that in lieu of the shares of Stock that have vested pursuant to this award, the Employee will receive shares of stock having a fair market value as of the vesting date equal to the positive difference, if any, between the fair market value (as of the vesting date) of the shares of Stock that have vested hereunder and the aggregate nominal value of the payment(s) made under such long-term incentive plan(s).

     13. Payment of Performance Return Payments and Dividend Equivalents; Voting Rights.

     (a) Performance Return Payments. Subject to the terms and conditions set forth in the attached Schedule A, Performance Return Payments (as defined in such Schedule A) shall be paid annually on or about the date as may be designated from time to time by the Board or any committee thereof (the "Payment Date") on all or a specified portion of the shares of Deferred Stock covered by this Award, as set forth in such Schedule A, based on: (i) a deemed investment rate equal to the Corporation's Rolling Average ROI as defined and determined in accordance with the terms and conditions set forth in such Schedule A ; and (ii) the value of the Stock as determined by the Board, or any committee thereof, pursuant to Schedule A.

     In addition, the Employee shall be entitled, subject to the consent of the Board, to elect to defer receipt of such Performance Return Payments in accordance with the American Airlines, Inc. 1987 Executive Deferral Plan or its successor plan.

     (b) Dividend Equivalents. The Employee shall also be entitled to payment of an amount equal to (i) the amount of any dividend declared per share on the Corporation's Stock after the Grant Date and prior to issuance to, or forfeiture by, the Employee of the shares of Deferred Stock covered by this Award, multiplied by (ii) the number of unissued and unforfeited shares of Deferred Stock covered by this Award, provided (y) that the amount of any such dividend equivalents shall be offset by the amount of any Performance Return Payments paid under this Award within the preceding 11 months and (z) that, unless the Board otherwise decides prior to the dividend payment date, such dividend equivalent payment shall be automatically deferred and treated as additional shares of Deferred Stock, subject to the same terms and conditions that apply to the related shares of Deferred Stock with respect to which such dividend equivalents were initially payable.

     (c) Voting and Other Rights. The Employee shall have no ownership rights, including voting rights, with respect to the shares of Deferred Stock covered by this Award unless and until shares of stock are actually issued to the Employee.

                                      * * *


EMPLOYEE                                      AMR CORPORATION



-----------------------------                 ----------------------------
                                              C. D. MarLett
                                              Corporate Secretary

                                   Schedule A
                           Performance Return Payments


1. Performance Return Payments may be paid on a percentage of the shares covered by the Award, such percentage to be established, from time to time, by the Committee.

2. The price of those shares, if any, subject to Performance Return Payments, will be as determined by the Board, or any committee thereof, and will approximate the then existing price of the Stock on the New York Stock Exchange.

3. The five-year rolling average return of investment of AMR Corporation (the "ROI"), as referenced in Section 13 of the Agreement, will be calculated as soon as practical following the end of the Corporation's fiscal year. In determining ROI, the following definitions will control:

     The Measurement Period is the five most recent fiscal years.

     AMR is AMR corporation.

     COMMITTEE is the AMR Compensation Committee.

     PLAN RETURNS is the sum of AMR pre-tax income, interest expense, and any accounting adjustments or extraordinary or unusual items which may be included or excluded at the discretion of the Committee and approved by the Board of Directors of AMR, or a committee thereof.

     ADJUSTED INVESTMENT is the sum of AMR's notes payable, current maturities of long term debt, current maturities on capital leases, non-current long term debt, non-current capital leases, and stockholders' equity and any extraordinary or unusual items which may be included or excluded at the discretion of the Committee and approved by the Board of Directors of AMR, or a committee thereof.

     AVERAGE ADJUSTED INVESTMENT FOR A FISCAL YEAR is (i) the sum of Adjusted Investment as of December 31 of the immediately prior fiscal year and Adjusted Investment as of September 30 of the fiscal year for which the ROI is being calculated (ii) divided by two.

     ROI FOR A FISCAL YEAR is Plan Returns for fiscal year divided by Average Adjusted Investment for the same fiscal year, stated as a percentage.

     ROI FOR THE MEASUREMENT PERIOD is the sum of ROI for each year of the Measurement Period divided by five.

4. In the event of an Employee's termination of employment with the Corporation (or any Subsidiary or Affiliate thereof) for reasons of death, Disability, or Retirement, Performance Return Payments, if any, which are paid on or around the first occurrence of the Payment Date after the date of death, Disability, or Retirement, shall be paid to the Employee (or, in the event of the Employee's death, the Employee's designated beneficiary for purposes of the Award, or in the absence of an effective beneficiary designation, the Employee's estate) at the rate of 8 1/3% for each full or partial month of employment since the Payment Date of the preceding year. For the avoidance of doubt, no Performance Return Payments shall be made to an Employee if the Employee's employment with the Corporation (and any Subsidiary or Affiliate thereof) terminates for factors set forth in
     Section 5 of this Agreement.